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                                                                    EXHIBIT 11.1

                         NEXSTAR PHARMACEUTICALS, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                             YEARS ENDED DECEMBER 31,
                                                   --------------------------------------------
                                                       1996            1995            1994
                                                   ------------    ------------    ------------
Net loss.........................................  $(22,981,000)   $(36,631,000)   $(16,207,000)
                                                   ============    ============    ============
Weighted average shares outstanding during the
  period.........................................    26,029,000      23,374,000      22,825,000
                                                   ============    ============    ============
Net loss per common share........................  $      (0.88)   $      (1.57)   $      (0.71)
                                                   ============    ============    ============